               [LETTERHEAD OF MOORE MEDICAL CORP. APPEARS HERE]

               -------------------------------------------------

                 NOTICE OF 1998 ANNUAL MEETING OF SHAREHOLDERS
               -------------------------------------------------


Dear Shareholder,

  The Annual Meeting of the Shareholders of Moore Medical Corp. will be held at the Renaissance New York Hotel, 714 Seventh Avenue, New York, New York on Wednesday, May 20, 1998 at 11:00 a.m. to:

     (1) elect a Board of six directors; and

     (2) act on such other matters as may properly come before the meeting.

  The Board of Directors has fixed the close of business on April 1, 1998 as the record date for determining shareholders entitled to notice of and vote at the meeting.


                                                        Joseph Greenberger,
                                                        Secretary

April 13,1998


--------------------------------------------------------------------------------
                            YOUR VOTE IS IMPORTANT

     Whether or not you plan to attend the meeting, please sign, date and mail the accompanying proxy card.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROXY STATEMENT FOR
                      1998 ANNUAL MEETING OF SHAREHOLDERS
--------------------------------------------------------------------------------


                                   CONTENTS
                                   --------

GENERAL INFORMATION .........................................................1
PRINCIPAL HOLDERS OF COMMON STOCK ...........................................2
ELECTION OF DIRECTORS .......................................................3
EXECUTIVE COMPENSATION ......................................................6
PERFORMANCE GRAPH ..........................................................10
INDEPENDENT PUBLIC ACCOUNTANT ..............................................11

                  [LOGO OF MOORE MEDICAL CORP. APPEARS HERE]

                      -----------------------------------
                              PROXY STATEMENT FOR
                      1998 ANNUAL MEETING OF SHAREHOLDERS
                      -----------------------------------

General Information

     Proxies in the form enclosed are being solicited by the Board of Directors of Moore Medical Corp. (the "Company") for use at the 1998 Annual Meeting of Shareholders to be held at 11:00 a.m. on Wednesday, May 20, 1998 at the Renaissance New York Hotel, 714 Seventh Avenue, New York, NY or any adjournments thereof (the "Meeting"). Properly executed proxies received prior to or at the Meeting will be voted. If a shareholder specifies how the proxy is to be voted, it will be so voted. If no specification is made, it will be voted FOR the election of the six directors nominated by management. The Company is not aware of any other matter intended to be presented for consideration at the Meeting. If other matters properly come before the Meeting, it is the intention of the persons named in the proxy to vote on them in their discretion.

Shares Entitled to Vote

     Holders of record of the Company's Common Stock at the close of business on April 1, 1998 (the "Record Date") are entitled to notice of and to vote at the Meeting. On the Record Date, there were 2,932,061 shares of Common Stock outstanding, each entitled to one vote. This Proxy Statement is being released on or about April 13, 1998 to all holders of Common Stock on the Record Date. The stock ledger of the Company (arranged alphabetically, showing the address of each shareholder entitled to vote at the meeting and the number of shares registered in the shareholder's name) will be available for inspection at the offices of Joseph Greenberger, Esq., 27th floor, 1370 Avenue of the Americas, New York, New York 10019, by any shareholder for any purpose germane to the Meeting during ordinary business hours from May 9, 1998 until the Meeting date.

Proxies and Revocation of Proxies

     Execution and delivery of a proxy will not affect a shareholder's right to attend the Meeting and vote in person. A shareholder in whose name shares are registered as of the Record Date and who has given a proxy may revoke it at any time before it is voted by executing and delivering a written revocation to the Secretary of the Company, by execution and delivery of a later dated proxy or by attending the Meeting and voting by ballot (which has the effect of revoking the prior proxy). Attendance at the Meeting, however, will not in and of itself revoke a proxy.

     A shareholder who is a beneficial owner, but not a registered owner, as of the Record Date, cannot vote his or her shares except by the shareholder's broker, bank or nominee in whose name the shares are registered executing and delivering a proxy on his or her behalf or the shareholder attending the Meeting with a proxy or other authorization to vote from the registered owner and voting.

Cost of Proxy Solicitation

     Brokers, banks and other nominees will be reimbursed by the Company for their out-of-pocket and other reasonable clerical expenses incurred in obtaining instructions from beneficial owners of the Company's Common Stock. D.F. King & Co., Inc. will assist the Company in soliciting proxies, for which it will be paid a fee of $4,000. Solicitations of proxies may, in certain instances, also be made personally or by telephone by directors, officers and a few employees of the Company.

                        PRINCIPAL HOLDERS OF COMMON STOCK

     The following are believed by the Company to be holders of more than 5% of its outstanding Common Stock and by all directors and executive officers as a group, as of April 3, 1998:


                                                    Number of      Percent of
   Name and Address:                                 Shares        Outstanding
   ----------------                                 ---------      -----------
   Heartland Advisors, Inc......................... 370,800 (1)       12.6%
   790 North Milwaukee Street
   Milwaukee, WI 53202

   Hollybank Investments, LP....................... 315,100 (1)       10.7%
   One International Place, Suite 2401
   Boston, MA 02110

   Wilmer J. Thomas, Jr............................ 246,243           8.4%
   272 Undermountain Road
   Salisbury, CT 06068

   Dimensional Fund Advisors Inc................... 195,000 (1)       6.7%
   1299 Ocean Avenue, 11th Floor
   Santa Monica, CA 90401

   All Directors and Executive..................... 442,619 (2)       15.1%
   Officers as a Group
   (9 persons)

(1) Based on information supplied by the shareholder in its most recent Schedule 13G received by the Company.

(2) Includes 62,000 shares underlying stock options granted to executive officers that are exercisable within 60 days. For information regarding beneficial ownership of the Company's Common Stock by each of its directors and executive officers, see "Certain Information Regarding Management's Nominees" and "Executive Officers."

                             ELECTION OF DIRECTORS

     There are six directors proposed to be elected at the 1998 Annual Meeting of Shareholders to hold office until the next Annual Meeting of Shareholders and until their successors are elected and qualified. Those six nominees receiving a plurality of votes, assuming that a quorum is present, will be elected.

Nominating Procedures

     The Company's by-laws provide that any shareholder entitled to vote for the election of directors may nominate persons for election as directors only if such shareholder has given written notice of such shareholder's intent to make such nominations, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Company not later than 60 days before the date of an annual meeting and not less than seven days after the date on which notice of a special meeting is first given to shareholders. Each such notice shall set forth:

     (a) The name and address of the shareholder who intends to make the nominations and of the person or persons to be nominated;

     (b) A representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

     (c) A description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which nominations are to be made by the shareholder;

     (d) Such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and

     (e) The consent of each nominee to serve as a director of the Company if so elected.

     The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure. The Company has not received notice of nominations other than those proposed by management.

Certain Information Regarding Management's Nominees

     The following table gives information as of April 3, 1998 concerning management's nominees. All of management's nominees are now members of the Board of Directors whose current term of office expires at the election of their successors at the Meeting. Management has no reason to believe that any nominee will be unable to serve. If any nominee should not be available, the persons named in the proxies will vote for a substitute nominee designated by the Nominating Committee of the Board of Directors.


                             Principal
                             Occupation
                             and Business                       Director      Number       Percent of
Name                  Age    Experience                          since       of Shares     Outstanding
----                  ---    ----------                         --------     ---------     -----------
Mark E. Karp           51    President (Chief Executive           1989       117,156(1)        4.0%
                             Officer) since January 1991.
                             Member of Executive Committee
                             since February 1989.

Steven Kotler          51    President and Chief Executive        1977        39,420(2)        1.3%
                             Officer of Schroder & Co. Inc.
                             (investment bankers).  Chairman
                             of Executive Committee and
                             member of Audit, Nominating
                             and Stock Option Committees.
                             Director of Del Laboratories, Inc.
                             (cosmetics and drugs).
                             Member of the Board of
                             Governors of The American
                             Stock Exchange, Inc..

Robert H. Steele       59    Chairman of the Board since          1981         6,400            *
                             February 1998, Vice Chairman
                             of John Ryan Company
                             (financial marketing).
                             Director of NLC Companies
                             (insurance), Accent Color
                             Science, Inc. (printing systems),
                             Scan Optics, Inc. (data entry),
                             and Smart Serv Online, Inc.
                             (online information provider).

Peter C. Sutro         67    Retired.                             1979         2,000            *

Wilmer J. Thomas, Jr.  71    Private investor and                 1979       256,243           8.4%
                             financial consultant.
                             Member of Executive,
                             Audit, Nominating and
                             Stock Option Committees.
                             Director and Vice Chairman
                             American Country Holding Co.
                             (insurance).

Daniel K. Wassong      66    Chairman since 1992, and             1994         1,000            *
                             President and Chief Executive
                             Officer of since 1968, of
                             Del Laboratories, Inc.
                             (cosmetics and drugs).
                             Director of Southern
                             Union Company
                             (gas utility).

* less than 1%

(1) Includes 50,000 shares underlying options exercisable within 60 days.

(2) Excludes 300 shares owned by Mr. Kotler's wife, in which he disclaims a beneficial interest.

Meetings of Board and Committees

     The Board of Directors held eight meetings during 1997. Each director other than Mr. Sutro attended not less than 75% of the meetings. The Board has an Executive Committee, an Audit Committee, a Nominating Committee and a Stock Option Committee. The Executive Committee has all the authority which, under the Delaware General Corporation Law, may be delegated to such a Committee; it has also been delegated the functions of a Compensation Committee. The Executive Committee held several informal meetings during 1997. The Audit Committee recommends the firm of independent public accountants to be engaged as the Company's auditors and participates in such accounting reviews as it deems appropriate. It held one meeting during 1997. The Stock Option Committee is authorized to award stock options. It held no meetings during 1997. The Nominating Committee recommends to the Board management's nominees for election as directors and for officers. The Nominating Committee held one meeting during 1997.

Fees Paid to Directors

     A director who is not also a salaried officer is paid a fee of $8,000 per annum plus $1,000 for each Board meeting attended. A member of the Executive Committee who is not a salaried officer is paid an additional $1,000 per annum for services in such capacity. A member of the Audit Committee who is not a salaried officer is paid another $2,000 per annum for services in such capacity. In addition, Mr. Steele is paid a fee, starting for 1998, of $50,000 per annum as Chairman of the Board of Directors, Mr. Kotler is paid a fee of $50,000 per annum as Chairman of the Executive Committee, and Mr. Thomas is paid a fee of $50,000 per annum under a consulting arrangement with the Company pursuant to which Mr. Thomas consults with its senior officers with respect to financial and transactional matters.

Executive Officers

     The Company has three executive officers other than the Chief Executive Officer. Their ages, business experience over the last five years and the number of shares of the Company's Common Stock beneficially owned by each of them as of April 3, 1998, are set forth below:


                                     Business                                           Number       Percent of
   Name                       Age    Experience                                        of Shares     Outstanding
   ----                       ---    ----------                                        ---------     -----------
   Richard A. Bucchi          42     Vice President Sales and Marketing                 3,500(1)          *
                                     since 1996; Vice President Information
                                     Services 1994 - 1996; Vice President
                                     Information Systems and Administration
                                     for Konica Business Machines, Inc., USA
                                     prior to 1994.

   Kenneth S. Kollmeyer       48     Vice President Operations                         12,000(2)          *
                                     since 1992; Vice President -
                                     Distribution, 1989-1992.

   John A. Murray             54     Vice President and Chief Financial                14,900(3)          *
                                     Officer since 1988.

* less than 1%
(1)    Includes 1,500 shares underlying options exercisable within 60 days.
(2)    Includes 6,000 shares underlying options exercisable within 60 days.
(3)    Includes 4,500 shares underlying options exercisable within 60 days.

Executive Compensation

     The following table summarizes for the Company's fiscal year ended January 3, 1998, and for the two prior fiscal years, compensation earned by the Chief Executive Officer and each executive officer of the Company who served in such capacity on January 3, 1998 and whose total annual compensation exceeded $100,000 in said fiscal year.

                           Summary Compensation Table

                                                                           Long-Term
                                                                          Compensation
                                        Annual Compensation                  Awards
                                  --------------------------------------- ------------

                                                             Other Annual    Securities     All Other
Name and                                                    Compensation($)  Underlying   Compensation ($)
Principal Position        Year    Salary ($)   Bonus($)           (1)        Options(#)        (2)
------------------        ----    ----------   --------     ---------------  ----------   ----------------
Mark E. Karp,             1997      428,886       --           54,352 (3)        --            9,600
Chief Executive           1996      401,117       --           70,156 (3)        --            9,000
Officer                   1995      381,666       --           76,493 (3)        --            9,000

Richard Bucchi            1997      165,532       --               --            --            9,600
Vice President            1996      136,413      3,741             --           3,000          8,939
Sales and
Marketing(4)

Kenneth S. Kollmeyer,     1997      182,457       --               --            --            9,600
Vice President            1996      168,549      5,351             --           4,000          9,000
Operations                1995      160,030       --               --            --            9,000


John A. Murray,           1997      174,366     12,000             --            --            9,600
Chief Financial           1996      162,863      4,654             --           3,000          9,000
Officer                   1995      154,710       --               --            --            9,000

(1) Other annual compensation was less than 10% of the named executive officer's salary and bonus other than with respect to Mr. Karp.

(2) "All Other Compensation" consists of the Company's contribution to the named officer's retirement account under the Company's defined contribution plan.

(3) Included in Mr. Karp's other annual compensation for 1995, 1996 and 1997 is $54,472, and $48,004, and $32,498 respectively, which represents the fair market value of restricted shares of the Company's Common Stock issued to Mr. Karp to compensate him for the Company's contributions that could not be made on his behalf to the Company's qualified retirement plans due to salary limitations required by the Internal Revenue Code. No other component of other annual compensation exceeds 25% of the total.

(4) Mr. Bucchi became an executive officer during the fiscal year 1996.

Employment Related Agreements

     Mark E. Karp has an employment agreement, as amended and restated in November 1992 and most recently amended as of January 1, 1998 (the "Employment Agreement"), to serve as the Company's chief executive officer for a term ending December 31, 1998. Under the Employment Agreement, Mr. Karp's 1998 annual base salary is $360,000, except that his salary was at the rate of $421,173 per annum for the two months ended February 28, 1998. The Employment Agreement provides for an annual bonus ranging between 16.5%and 55% of his base salary if the Company's pre-tax earnings (as defined in the Agreement and as subject to certain possible adjustments thereunder) exceeds specific amounts. Under the Agreement, Mr. Karp is entitled to receive an amount equal to his 1998 base salary in certain circumstances following a change of control (as defined therein). He is also entitled thereunder to receive restricted shares of the Company's Common Stock having a market value approximating the amount the Company would have contributed to his retirement account if its retirement plans did not have the salary limitations required by the Internal Revenue Code for qualified retirement plans.

     The Company's corporate vice presidents, Messrs. Bucchi, Kollmeyer and Murray, are participants under a plan entitling each to a payment equal to one year's salary in the event of a change of control (as defined in the plan) followed within twelve months by a change of position (as defined therein). They are also participants under a 1998 bonus plan entitling each to up to $20,000 on the achievement of certain individually defined goals and an additional amount ranging between 5% and 50% of his 1998 annual salary if the Company's pre-tax earnings (as defined in the plan and as subject to certain possible adjustments thereunder) for 1998 exceeds specified amounts.

Defined Benefit Plans

     The Company has a noncontributory, defined benefit pension plan (the "Plan"). Under the Plan, retirement benefits are based on the number of years of service (up to a maximum of 25 years) multiplied by the sum of (i) 1.25% of the employee's average base compensation during the highest consecutive five years, and (ii) 0.6% of such compensation in excess of earnings for Social Security benefits as promulgated in an Internal Revenue Service "Covered Compensation Table Number 1." The Plan is a "Qualified Plan" within the meaning of the Internal Revenue Code. Under Internal Revenue Code guidelines for a qualified plan, no more than $160,000 (as may change from time to time) of cash compensation may be considered in calculating benefits payable under the Plan. Normal retirement is at age 65 and the Plan has a lump-sum payment option.

     The following table shows the estimated annual benefits payable under the Plan upon retirement at age 65 to persons in specified remuneration and years-of-service classifications.


  Average Highest
    Consecutive                       Years of Service
     5 Years'      ---------------------------------------------------
   Compensation    10 Years      15 Years      20 Years       25 Years
  ---------------  --------      --------      --------       --------
    $130,000        $20,126      $30,190        $40,253        $50,316

    $160,000        $25,796      $38,695        $51,593        $64,491

     Mr. Karp will have 41 years of service, Mr. Bucchi will have 26 years of service, Mr. Kollmeyer will have 26 years of service, and Mr. Murray will have 20 years of service, assuming retirement from the Company at age 65.

Stock Options

     No stock options were granted to executive officers during the Company's fiscal year ended January 3, 1998. The Company's three corporate vice presidents were each granted a non-qualified stock option on February 17, 1998 under the Company's Non-Qualified Stock Option Plan for 10,000 shares of the Company's Common Stock at $10.875 a share, exercisable in four cumulative annual installments commencing one year from the date of the grant (subject to immediate vesting of unvested installments in the event of a change of control (as defined) followed within twelve months by a change of position (as defined)) and expiring five years from the date of grant. Mr. Steele, on his election as Chairman of the Board of Directors on February 17, 1998, was granted a similar 20,000 share non-qualified stock option.

     The following table sets forth information concerning options exercised during the fiscal year ended January 3, 1998 and the number of unexercised options and the imputed value thereof held by the named executive officers at the end of such fiscal year:

                 Aggregated Option Exercises in Last Fiscal Year
                        and Fiscal Year-End Option Values


                                                           Number of Securities
                                                          Underlying Unexercised              In-the-Money
                        Shares                                  Options at                    Options at
                       Acquired                             Fiscal Year-End (#)           Fiscal Year-End($)
                          On              Value           ----------------------          ------------------
Name                  Exercise(#)      Realized($)     Exercisable     Unexercisable   Exercisable  Unexercisable
----                  -----------      -----------     -----------     -------------   -----------  -------------
Mark E. Karp,
Chief Executive           --                --            50,000                 --            --             --
Officer

Richard A. Bucchi,
Vice President            --                --               750              2,250            --             --


Kenneth S.
Kollmeyer,             3,000           $11,250             5,000              3,000          $980             --
Vice President


John A. Murray,
Chief Financial        3,000           $12,000             3,750              2,250          $735             --
Officer

Compensation Committee Interlocks and Insider Participation

     The members of the Board's Executive Committee, which performs the functions of a compensation committee, are Steven Kotler (Chairman), Mark E. Karp and Wilmer J. Thomas, Jr. Mr. Karp, the Company's Chief Executive Officer, did not participate in the Executive Committee's discussions of its recommendations to the Board regarding his compensation.

Executive Committee's Compensation Report

     Mr. Karp's 1997 compensation was determined pursuant to the terms of his Employment Agreement, as amended. In recommending approval of the Agreement for 1997, the Executive Committee considered the responsibilities of the position, Mr. Karp's historical compensation and the incentive compensation provided for in the Agreement, based on certain performance criteria. Based thereon, no bonus was earned for 1997. (See "Employment Agreement.")

   The Company relies upon Mr. Karp, its Chief Executive Officer, to establish management compensation levels, including the compensation of the Company's three other executive officers, Richard A. Bucchi, Kenneth S. Kollmeyer and John
A. Murray, none of whom has an employment agreement. In establishing their compensation, Mr. Karp considered the responsibility of particular position, an assessment of the executive's performance, compensation paid to executives by other companies, and his judgment of each executive officer's value to the Company compared with that of other employees. Each executive officer participates in a bonus plan which is based primarily upon the Company's pre-tax earnings. See "Executive Compensation - Summary Compensation Table" and "Employment Related Agreements."

                                                     Executive Committee:
                                                     Mark E. Karp
                                                     Steven Kotler
                                                     Wilmer J. Thomas, Jr.

Performance Graph

     The graph below compares the cumulative total shareholders' return of the Common Stock of the Company for the last five years with the American Stock Exchange Composite Index and the Standard & Poor's Drug and Proprietary - Wholesale Distribution Index ("S&P Drug Distribution"). The graph plots the value of a $100 investment on December 31, 1992, assuming that all dividends were reinvested.


                             Return to Shareholders
                               Moore Medical Corp.

                                INDEXED RETURNS

                                Base
                               Period
Company Name/Index             Dec. 92     Dec. 93     Dec. 94     Dec. 95     Dec. 96     Dec. 97
--------------------------------------------------------------------------------------------------
MOORE MEDICAL CORP              100         90.83       87.50       71.67       68.33       72.50
AMERICAN STOCK EXCHANGE IND     100        119.52      108.63      137.32      146.10      171.48
PEER GROUP                      100        120.82      159.64      197.37      230.62      237.83

--------------------------------------------------------------------------------
Moore Medical Corp.                              American Stock Exchange Index

                            S & P Drug Distribution

--------------------------------------------------------------------------------

          SHAREHOLDER PROPOSALS AND NOMINATIONS FOR 1998 ANNUAL MEETING

     Shareholders may present proposals for inclusion in the Company's 1999 Proxy Statement provided they are received by the Company no later than December 4, 1998 and are in compliance with applicable Securities and Exchange Commission regulations. Shareholder nominations of persons for election as directors are subject to the notice requirements described above under the caption "Election of Directors -- Nominating Procedures."

                   THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANT

     Price Waterhouse LLP is the independent public accountant for the Company. A representative of Price Waterhouse LLP is expected to be present at the 1998 Annual Meeting of Shareholders and will be available to answer appropriate questions.

Dated:  April 13, 1998

A SHAREHOLDER MAY OBTAIN A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR ITS FISCAL YEAR ENDED JANUARY 3, 1998 WITHOUT CHARGE BY WRITING TO: CHIEF FINANCIAL OFFICER, MOORE MEDICAL CORP., P.O. BOX 1500, NEW BRITAIN, CONNECTICUT 06050.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
             MOORE MEDICAL CORP. - ANNUAL MEETING OF SHAREHOLDERS
                            Wednesday, May 20, 1998

        The Undersigned hereby appoints JOHN A. MURRAY and JOSEPH GREENBERGER, and each of them, with the power of substitution, and as proxies to represent the undersigned at the Annual Meeting of Shareholders to be held at the Renaissance New York Hotel, 714 Seventh Avenue, New York, New York on May 20, 1998, at 11:00 A.M., and at any adjournment thereof, and to vote all the shares of stock the undersigned would be entitled to vote if personally present at the meeting as indicated on the reverse side.

                        (To be signed on reverse side)

[X]  Please mark your
     votes as in this
     example.


                        FOR                      WITHHOLD
                    all nominees            authority to vote
                 (see instruction)           for all nominees
1. ELECTION OF          [_]                        [_]
   DIRECTORS


Nominees:   Mark E. Karp, Steven Kotler
            Robert H. Steele, Peter C. Sutro
            Wilmer J. Thomas, Jr.
            Daniel K. Wassong

2. IN THEIR DISCRETION THE PROXIES
   ARE AUTHORIZED TO VOTE UPON
  SUCH OTHER BUSINESS AS MAY
  PROPERLY COME BEFORE THE
  MEETING.

Instruction: To withhold authority to vote for any nominee(s) print the name(s)
             on the line below.

------------------------------------------------------------------------------

The shares represented by this proxy will be voted as directed If no contrary instruction is given, the shares will be voted FOR the Election of Directors.

SIGNATURE(S)                                     DATE
            ------------------------------------     -------------------------

NOTE REGARDING SIGNATURE: Please sign and date as name appears hereon and return promptly. Joint owners should each sign. When signing as Corporate Officer, Partner, Executor, Administrator, Trustee or Guardian, please give full title. Please note any change in your address alongside the address as it appears hereon.